Exhibit 99.1

AudioEye Reports Record Third Quarter 2024 Results

Thirty-Fifth Consecutive Period of Record Revenue

TUCSON, Ariz. — November 7, 2024 — AudioEye, Inc. (Nasdaq: AEYE) (“AudioEye” or the “Company”), the industry-leading digital accessibility company, reported financial results for the third quarter ended September 30, 2024.

“Sequential revenues grew by an annualized growth rate of 21% while adjusted EBITDA margin improved by 600 basis points sequentially to 23%. In the quarter, we exceeded the ‘Rule of 40’ on an annualized growth rate for the first time in our history,” said AudioEye CEO David Moradi. “We are raising our guidance for revenues, adjusted EBITDA, and adjusted EPS, which implies ‘Rule of 47’ at the midpoint.”

Third Quarter 2024 Financial Results

●	Total revenue increased 14% to a record $8.9M from $7.8M in the same prior year period.
●	Gross profit increased to $7.1M (80% of total revenue) from $6.1M (77% of total revenue) in the same prior year period. The increase was due to revenue growth and efficiencies in cost of revenue compared to the same prior year period.
●	Total operating expenses increased 9% to $8.1M from $7.4M in the prior year period. The increase in operating expenses was due to business combination expenses related to the acquisition of ADA Site Compliance and litigation expenses.
●	Net loss improved 11% to $1.2M, or $(0.10) per share, from a net loss of $1.4M, or $(0.11) per share, in the same prior year period. The improvement in net loss was primarily due to revenue and gross profit increases, partially offset by increases in operating expenses, as discussed above.
●	Adjusted EBITDA in the third quarter of 2024 was a record $2.0M, and adjusted EPS was $0.16, compared to adjusted EBITDA of $0.3M, and adjusted EPS of $0.02, in the same prior year period. For the third quarter of 2024, adjusted EBITDA and adjusted EPS reflect adjustments primarily for stock-based compensation expense, business combination expenses, depreciation and amortization, interest expense, and litigation expense.
●	Annual Recurring Revenue (“ARR”) as of September 30, 2024, increased $2.9M sequentially to $36.2M from $33.3M as of June 30, 2024.
●	As of September 30, 2024, the Company had $5.5M in cash, compared to $5.1M as of June 30, 2024. The quarter’s cash increase was primarily driven by net cash provided by operating activities and proceeds from the Company’s at-the-market offering of $2.8M, partially offset by a $3.1M payment for the acquisition of ADA Site Compliance.

Other Updates

●	In November, the Company announced Accessibility Protection Status, a new benchmark in digital accessibility compliance that empowers businesses to achieve greater transparency, clarity, and control over their digital accessibility efforts. By providing a more accurate representation of accessibility efforts beyond arbitrary scores, the Accessibility Protection Status provides companies with a clear path for digital accessibility compliance.
●	The Company acquired ADA Site Compliance, a digital accessibility compliance company that provides audits and best practices to help organizations create websites that are accessible and compliant with WCAG standards.
●	In September, the Company announced an expanded partnership with CivicPlus, a leader in public sector SaaS technology solutions. The partnership includes enhanced go-to-market strategies that will provide industry-leading accessibility solutions to penetrate the local government market.
●	The Company announced it has achieved HIPAA Compliance and SOC 2 Type II Certification. These certifications further strengthen data protection and security measures and support the needs of enterprise-grade customers and customers impacted by future HHS regulations.
●	The Company announced the general availability of its Accessibility Testing Software Development Kit (SDK), a self-service accessibility testing tool that helps developers address accessibility issues early in the software development life cycle (SDLC).

●	In the fourth quarter of 2024, the Company completed its at-the-market offering, raising approximately $7M of cash at an average share price of $24.65, exclusive of transaction costs.
●	Customer count increased 18% to approximately 126,000 customers as of September 30, 2024, compared to about 107,000 as of September 30, 2023. Both the Enterprise and the Partner and Marketplace channels contributed to the increase in customer count.

Financial Outlook

In the fourth quarter of 2024, the Company expects to generate revenue between $9.7M and $9.8M. It also expects adjusted EBITDA between $2.2M and $2.3M and adjusted EPS between $0.18 and $0.19 per share.

The Company is increasing its full-year 2024 revenue guidance to between $35.2M and $35.3M and is increasing its 2024 expected adjusted EBITDA to between $6.62M and $6.72M, with expected adjusted EPS of between $0.54 and $0.55 per share.

Conference Call Information

AudioEye management will hold a conference call today, November 7, 2024 at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time) to discuss these results, followed by a question-and-answer period.

Date: Thursday, November 7, 2024

Time: 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time)

U.S. dial-in number: 877-407-8289

International number: 201-689-8341

Webcast: Q324 Webcast Link

Please call the conference telephone number 5-10 minutes prior to the start time. If you have any difficulty connecting with the conference call, please contact Gateway Group at 949-574-3860.

The conference call will also be webcast live and available for replay via the investor relations section of the Company’s website. The audio recording will remain available via the investor relations section of the Company’s website for 90 days.

A telephonic replay of the conference call will also be available after 7:30 p.m. Eastern Time on the same day through November 21, 2024 via the following numbers:

Toll-free replay number: 877-660-6853

International replay number: 201-612-7415

Replay passcode: 13749411

About AudioEye

AudioEye exists to ensure the digital future we build is inclusive. By combining the latest AI automation technology with guidance from certified experts and direct input from the disability community, AudioEye helps ensure businesses of all sizes — including over 126,000 customers like Samsung, Calvin Klein, and Samsonite — are accessible and usable. Holding 23 US patents, AudioEye helps companies solve every aspect of digital accessibility with flexible approaches that best meet their needs. The comprehensive solution includes 24/7 accessibility monitoring, automated accessibility fixes, expert testing, developer tools, and industry-leading legal protection.

Forward-Looking Statements

Any statements in this press release about AudioEye’s expectations, beliefs, plans, objectives, prospects, financial condition, assumptions or future events or performance are not historical facts and are “forward-looking statements” as that term is defined under the federal securities laws. Forward-looking statements are often, but not always, made through the use of words or phrases such as “believe”, “anticipate”, “should”, “confident”, “intend”, “plan”, “will”, “expects”, “estimates”, “projects”, “positioned”, “strategy”, “outlook” and similar words. You should read the statements that contain these types of words carefully. Such forward-looking statements contained herein include, but are not limited to, statements regarding future cash flows of the Company, anticipated contributions from new sales channels, long-term growth prospects, opportunities in the digital accessibility industry, our revenue, adjusted EBITDA, adjusted EPS and ARR guidance, expectations on “Rule of 40” in the fourth quarter, and our expectation of investments in marketing and sales. These statements are subject to a number of risks, uncertainties and other factors that could cause actual results to differ materially from what is expressed or implied in such forward-looking statements, including the variability of AudioEye’s revenue and financial performance; risks associated with our new platform, sales channels and offerings; product development and technological changes; the acceptance of AudioEye’s products in the marketplace; the effectiveness of our integration efforts; competition; inherent uncertainties and costs associated with litigation; and general economic conditions. These and other risks are described more fully in AudioEye’s filings with the Securities and Exchange Commission. There may be events in the future that AudioEye is not able to predict accurately or over which AudioEye has no control. Forward-looking statements reflect management’s view as of the date of this press release, and AudioEye urges you not to place undue reliance on these forward-looking statements. AudioEye does not undertake any obligation to update such forward-looking statements to reflect events or uncertainties after the date hereof. Due to rounding, numbers presented throughout this document may not add up precisely to the totals provided and percentages may not precisely reflect the absolute figures.

About Key Operating Metrics

We consider annual recurring revenue (“ARR”) as a key operating metric and a key indicator of our overall business. We also use ARR as one of the primary methods for planning and forecasting overall expectations and for evaluating, on at least a quarterly and annual basis, actual results against such expectations.

We manage customers through two primary channels, Enterprise and Partner and Marketplace. Enterprise channel consists of our larger customers and organizations, including those with non-platform custom websites, who generally engage directly with AudioEye sales personnel for custom pricing and solutions. This channel also includes federal, state and local government agencies. The Partner and Marketplace channel consists of our CMS partners, platform & agency partners, authorized resellers and our marketplace. This channel serves small and medium sized businesses who are on a partner or reseller’s web-hosting platform or who purchase an AudioEye solution from our marketplace.

We define ARR as the sum of (i) for our Enterprise channel, the total of the annualized recurring fee at the date of determination under each active contract, plus (ii) for our Partner and Marketplace channel, the annual or monthly recurring fee for all active customers at the date of determination, in each case, assuming no changes to the subscription, multiplied by 12 if applicable. Recurring fees are defined as revenues expected to be generated from services typically offered as a subscription service or annual service offering such as our automation and platform, periodic auditing, human-assisted technological fixes, legal support and professional service offerings and other services that reoccur on a multi-year contract. This determination includes both annual and monthly contracts for recurring products. Some of our contracts are terminable prior to the expected term, which may impact future ARR. ARR excludes non-recurring fees, which are defined as revenue expected to be generated from services typically not offered as a subscription service or annual service offering such as our PDF remediation services business, one-time mobile application reports, and other miscellaneous services that are offered as non-subscription services or are expected to be one-time in nature.

Use of Non-GAAP Financial Measures

From time to time, we review adjusted financial measures that assist us in comparing our operating performance consistently over time, as such measures remove the impact of certain items, as applicable, such as our capital structure (primarily interest charges), and expenses that do not relate to our core operations, including significant transaction and litigation-related expenses and other costs that are expected to be non-recurring. In order to provide investors with greater insight and allow for a more comprehensive understanding of the information used in our financial and operational decision-making, the Company has supplemented the consolidated financial statements presented on a GAAP basis in this press release with the following non-GAAP financial measures: Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted earnings (loss) per diluted share (adjusted EPS).

These non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of Company results as reported under GAAP. The Company compensates for such limitations by relying primarily on our GAAP results and using non-GAAP financial measures only as supplemental data. We also provide a reconciliation of non-GAAP to GAAP measures used. Investors are encouraged to carefully review this reconciliation. In addition, because these non-GAAP measures are not measures of financial performance under GAAP and are susceptible to varying calculations, these measures, as defined by us, may differ from and may not be comparable to similarly titled measures used by other companies.

Adjusted EBITDA, Adjusted EBITDA Margin, and Adjusted Earnings (Loss) per Diluted Share

We define: (i) Adjusted EBITDA as net income (loss), plus (less) interest expense (income), plus depreciation and amortization expense, plus stock-based compensation expense, plus non-cash valuation adjustment to contingent consideration, plus certain litigation expense, plus certain acquisition expense, plus executive team restructuring cost, and plus loss on disposal or impairment of long-lived assets; (ii) Adjusted EBITDA margin as Adjusted EBITDA as a percentage of GAAP revenue; and (iii) Adjusted earnings (loss) per diluted share as net income (loss) per diluted common share, plus (less) interest expense (income), plus depreciation and amortization expense, plus stock-based compensation expense, plus non-cash valuation adjustment to contingent consideration, plus certain litigation expense, plus certain acquisition expense, plus executive team restructuring cost, and plus loss on disposal or impairment of long-lived assets, each on a per share basis. Adjusted earnings per diluted share includes incremental shares in the share count that are considered anti-dilutive in a GAAP net loss position.

Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted earnings (loss) per diluted share are used to facilitate a comparison of our operating performance on a consistent basis from period to period and provide for a more complete understanding of factors and trends affecting our business than GAAP measures alone. All of the items adjusted in the Adjusted EBITDA to net loss and the Adjusted earnings (loss) per share calculations are either recurring non-cash items, or items that management does not consider in assessing our on-going operating performance. In the case of the non-cash items, such as stock-based compensation expense and valuation adjustments to assets and liabilities, management believes that investors may find it useful to assess our comparative operating performance because the measures without such items are expected to be less susceptible to variances in actual performance resulting from expenses that do not relate to our core operations and are more reflective of other factors that affect operating performance. In the case of items that do not relate to our core operations, management believes that investors may find it useful to assess our operating performance if the measures are presented without these items because their financial impact does not reflect ongoing operating performance.

Adjusted EBITDA is not a measure of liquidity under GAAP, or otherwise, and is not an alternative to cash flow from continuing operating activities, despite the advantages regarding the use and analysis of these measures as mentioned above. Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted earnings (loss) per diluted share, as disclosed in this press release, have limitations as analytical tools, and you should not consider these measures in isolation or as a substitute for analysis of our results as reported under GAAP; nor are these measures intended to be measures of liquidity or free cash flow.

To properly and prudently evaluate our business, we encourage readers to review the consolidated GAAP financial statements included in this press release, and not rely on any single financial measure to evaluate our business. The following table sets forth reconciliations of Adjusted EBITDA to net loss, the most directly comparable GAAP-based measure, as well as Adjusted earnings (loss) per diluted share to net loss per diluted share, the most directly comparable GAAP-based measure. We strongly urge readers to review these reconciliations, along with the financial statements included in this press release.

Forward-Looking Non-GAAP Financial Measures

This press release also includes the forward-looking non-GAAP financial measures of adjusted EBITDA and adjusted EPS guidance for the quarter and full year ending December 31, 2024. We calculate forward-looking non-GAAP financial measures based on internal forecasts that omit certain amounts that would be included in GAAP financial measures. We have not provided quantitative reconciliations of these forward-looking non-GAAP financial measures to the most directly comparable forward-looking GAAP financial measures because the excluded items are not available on a prospective basis without unreasonable efforts. In addition, the Company believes such reconciliations would imply a degree of precision and certainty that could be confusing to investors. It is probable that these forward-looking non-GAAP financial measures may be materially different from the corresponding GAAP financial measures.

Investor Contact:

Tom Colton

Gateway Group, Inc.

AEYE@gateway-grp.com

949-574-3860

AUDIOEYE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
(in thousands, except per share data)	2024	2023	2024	2023
Revenue	$8,925	$7,838	$25,478	$23,446

Cost of revenue	1,823	1,788	5,348	5,277

Gross profit	7,102	6,050	20,130	18,169

Operating expenses:
Selling and marketing	3,148	2,891	9,122	9,387
Research and development	1,151	1,955	3,694	5,734
General and administrative	3,794	2,594	9,433	8,520
Total operating expenses	8,093	7,440	22,249	23,641

Operating loss	(991)	(1,390)	(2,119)	(5,472)

Interest income (expense), net	(211)	35	(647)	133

Net loss	$(1,202)	$(1,355)	$(2,766)	$(5,339)

Net loss per common share-basic and diluted	$(0.10)	$(0.11)	$(0.23)	$(0.46)

Weighted average common shares outstanding-basic and diluted	11,960	11,822	11,791	11,733

AUDIOEYE, INC.

CONSOLIDATED BALANCE SHEETS

(unaudited)

	September 30,	December 31,
(in thousands, except per share data)	2024	2023
ASSETS
Current assets:
Cash	$5,478	$9,236
Accounts receivable, net	4,876	4,828
Prepaid expenses and other current assets	1,042	712
Total current assets	11,396	14,776

Property and equipment, net	228	218
Right of use assets	430	611
Intangible assets, net	10,593	5,783
Goodwill	6,615	4,001
Other	128	106
Total assets	$29,390	$25,495

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$3,481	$2,339
Note payable	2,348	—
Operating lease liabilities	194	312
Finance lease liabilities	—	7
Deferred revenue	7,587	6,472
Contingent consideration	—	2,399
Total current liabilities	13,610	11,529

Long term liabilities:
Term loan, net	6,796	6,727
Operating lease liabilities	269	417
Deferred revenue	8	10
Contingent consideration, long term	1,250	—
Other	105	105
Total liabilities	22,038	18,788

Stockholders’ equity:
Preferred stock, $0.00001 par value, 10,000 shares authorized
Common stock, $0.00001 par value, 50,000 shares authorized, 12,034 and 11,711 shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively	1	1
Additional paid-in capital	101,609	96,182
Accumulated deficit	(94,258)	(89,476)
Total stockholders’ equity	7,352	6,707

Total liabilities and stockholders’ equity	$29,390	$25,495

AUDIOEYE, INC.

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
(in thousands, except per share data)	2024	2023	2024	2023
Adjusted EBITDA Reconciliation
Net loss (GAAP)	$(1,202)	$(1,355)	$(2,766)	$(5,339)
Non-cash valuation adjustment to contingent consideration	—	(14)	(12)	200
Interest (income) expense, net	211	(35)	647	(133)
Stock-based compensation expense	1,190	886	3,048	3,035
Acquisition expense (1)	394	—	394	—
Litigation expense (2)	840	106	1,339	300
Executive team restructuring cost (3)	—	63	—	63
Depreciation and amortization	596	567	1,764	1,670
Loss on disposal or impairment of long-lived assets	1	73	5	220
Adjusted EBITDA	$2,030	$291	$4,419	$16
Adjusted EBITDA margin (4)	23%	4%	17%	0%

Adjusted Earnings per Diluted Share Reconciliation
Net loss per common share (GAAP) — diluted	$(0.10)	$(0.11)	$(0.23)	$(0.46)
Non-cash valuation adjustment to contingent consideration	—	—	—	0.02
Interest (income) expense, net	0.02	—	0.05	(0.01)
Stock-based compensation expense	0.10	0.07	0.25	0.26
Acquisition expense (1)	0.03	—	0.03	—
Litigation expense (2)	0.07	0.01	0.11	0.03
Executive team restructuring cost (3)	—	0.01	—	0.01
Depreciation and amortization	0.05	0.05	0.14	0.14
Loss on disposal or impairment of long-lived assets	—	0.01	—	0.02
Adjusted earnings per diluted share (5)	$0.16	$0.02	$0.36	$0.00
Diluted weighted average shares (GAAP)	11,960	11,822	11,791	11,733
Includable incremental shares (Non-GAAP) (5)	548	412	460	376
Adjusted diluted shares (Non-GAAP)	12,508	12,234	12,251	12,109

(1)	Represents legal, accounting and consulting fees associated with the acquisition of ADA Site Compliance.

(2)	Represents legal expenses related primarily to non-recurring litigation.

(3)	Represents severance expense associated with the restructuring in executive roles.

(4)	Adjusted EBITDA margin represents Adjusted EBITDA as a percentage of GAAP revenue.

(5)	Adjusted earnings per adjusted diluted share for our common stock is computed using the treasury stock method.